EXHIBIT 21
HUMANA INC.
SUBSIDIARY LIST

ARKANSAS
1. Humana Regional Health Plan, Inc.

CALIFORNIA
1. Humana EAP and Work-Life Services of California, Inc.
2. Humana Health Plan of California, Inc.

DELAWARE
1. Atlantis Physician Group, LLC
2. CDO 1, LLC
3. CDO 2, LLC
4. CompBenefits Corporation
5. CompBenefits Direct, Inc.
6. Conviva Care Solutions, LLC
7. Conviva Care Solutions II, LLC
8. Conviva Group Holdings, LLC
9. Conviva Health Management, LLC
10..     Conviva Health MSO of Texas, Inc.
11. Conviva Medical Center Management, LLC
12. Eagle NY Rx, LLC
13. Eagle Rx Holdco, Inc.
14. Eagle Rx, Inc.
15. Edge Health MSO, Inc.
16. Emphesys, Inc.
17. Enclara Pharmacia, Inc.
18. FPG Acquisition Corp.
19. FPG Acquisition Holdings Corp.
20. FPG Holding Company, LLC
21. Go365, LLC
22. Health Value Management, Inc.
23. HUM Provider Holdings, LLC
24. Humana at Home, Inc.
25. Humana Digital Health and Analytics Platform Services, Inc.
26. Humana Direct Contracting Entity, Inc.
27. Humana Government Business, Inc.
28. Humana Inc.
29. Humana Innovation Enterprises, Inc.
30. Humana Pharmacy, Inc.
31. Humana WellWorks LLC
32. HumanaDental, Inc.
33. North Region Providers, LLC
34. PBM Holding Company
35. PBM Plus Mail Service Pharmacy, LLC
36. Primary Care Holdings II, LLC
37. Primary Care Management, Inc.
38. Transcend Population Health Management II, LLC

FLORIDA
1. 154th Street Medical Plaza, Inc.
2. 54th Street Medical Plaza, Inc.
3. CAC Medical Center Holdings, Inc.
4. CAC-Florida Medical Centers, LLC
5. Care Partners Home Care, LLC
6. CarePlus Health Plans, Inc.
7. CompBenefits Company
8. Complex Clinical Management, Inc.
9. Continucare Corporation
10. Conviva Specialty, LLC
11. Family Physicians of Winter Park, Inc.
12. FPG Senior Services, LLC
13. HUM-e-FL, Inc.
14. Humana At Home 1, Inc.
15. Humana Dental Company
16. Humana Health Insurance Company of Florida, Inc.
17. Humana Medical Plan, Inc.
18. METCARE of Florida, Inc.
19. Metropolitan Health Networks, Inc.
20. Naples Health Care Specialists, LLC
21. Nursing Solutions, LLC
22. RMA Island Doctors Orlando MSO, LLC
23. RMA Medical Center of Orlando, LLC
24. RMA Medical Center of South Orlando, LLC
25. SeniorBridge Family Companies (FL), Inc.
26. SeniorBridge-Florida, LLC

GEORGIA
1. Humana Employers Health Plan of Georgia, Inc.

ILLINOIS
1. CompBenefits Dental, Inc.
2. Dental Care Plus Management, Corp.
3. Humana Benefit Plan of Illinois, Inc.
4. Humana Healthcare Research, Inc.

INDIANA
1. SeniorBridge Family Companies (IN), Inc.

KENTUCKY
1. 516-526 West Main Street Condominium Council of Co-Owners, Inc.
2. CHA HMO, Inc.
3. Humana Active Outlook, Inc.
4. Humana Health Plan, Inc.
5 Humana Insurance Company of Kentucky
6. Humana MarketPOINT, Inc.
7. Humana Pharmacy Solutions, Inc.

8. Humana Real Estate Company
9. Humco, Inc.
10. The Dental Concern, Inc.

LOUISIANA
1. Humana Health Benefit Plan of Louisiana, Inc.

MICHIGAN
1. Humana Medical Plan of Michigan, Inc.

NEW YORK
1. Alexander Infusion, LLC
2. Harris, Rothenberg International Inc.
3. Humana Health Company of New York, Inc.
4. Humana Insurance Company of New York
5. SeniorBridge Family Companies (NY), Inc.

OHIO
1. Humana Health Plan of Ohio, Inc.
2. Hummingbird Coaching Systems LLC

PENNSYLVANIA
1. Humana Medical Plan of Pennsylvania, Inc.

PUERTO RICO
1. Humana Health Plans of Puerto Rico, Inc.
2. Humana Insurance of Puerto Rico, Inc.
3. Humana Management Services of Puerto Rico, Inc.
4. Humana MarketPOINT of Puerto Rico, Inc.

South Carolina
1. Humana Benefit Plan of South Carolina, Inc.

TENNESSEE
1. Cariten Health Plan Inc.
2. PHP Companies, Inc.
3. Preferred Health Partnership, Inc.

TEXAS
1. CompBenefits Insurance Company
2. DentiCare, Inc.
3. Emphesys Insurance Company
4. Humana At Home (Dallas), Inc.
5. Humana At Home (Houston), Inc.
6. Humana At Home (San Antonio), Inc.
7. Humana At Home (TLC), Inc.
8. Humana Benefit Plan of Texas, Inc.
9. Humana Health Plan of Texas, Inc.
10. Medical Care Consortium Incorporated of Texas
11. ROHC, L.L.C.
12. Texas Dental Plans, Inc.

UTAH
1. Humana Medical Plan of Utah, Inc.

VERMONT
1. Managed Care Indemnity, Inc.

WASHINGTON
1. Arcadian Health Plan, Inc.

WISCONSIN
1. CareNetwork, Inc.
2. GuidantRx, Inc.
3. Humana Insurance Company
4. Humana Wisconsin Health Organization Insurance Corporation
5. HumanaDental Insurance Company
6. Independent Care Health Plan